PRESS RELEASE

 AbbVie Reports Full-Year and Fourth-Quarter 2025 Financial Results

•Reports Full-Year Diluted EPS of $2.36 on a GAAP Basis, a Decrease of 1.3 Percent; Adjusted Diluted EPS of $10.00, a Decrease of 1.2 Percent; These Results Include an Unfavorable Impact of $2.76 Per Share Related to 2025 Acquired IPR&D and Milestones Expense

•Delivers Full-Year Net Revenues of $61.160 Billion, an Increase of 8.6 Percent on a Reported Basis and 8.5 Percent on an Operational Basis

•Full-Year Global Net Revenues from the Immunology Portfolio Were $30.406 Billion, an Increase of 14.0 Percent on a Reported Basis, or 13.9 Percent on an Operational Basis; Global Skyrizi Net Revenues Were $17.562 Billion; Global Rinvoq Net Revenues Were $8.304 Billion; Global Humira Net Revenues Were $4.540 Billion

•Full-Year Global Net Revenues from the Neuroscience Portfolio Were $10.767 Billion, an Increase of 19.6 Percent on a Reported Basis, or 19.4 Percent on an Operational Basis; Global Vraylar Net Revenues Were $3.621 Billion; Global Botox Therapeutic Net Revenues Were $3.769 Billion; Combined Global Ubrelvy and Qulipta Net Revenues were $2.307 Billion

•Full-Year Global Net Revenues from the Oncology Portfolio Were $6.655 Billion, an Increase of 1.5 Percent on a Reported Basis, or 1.4 Percent on an Operational Basis; Global Imbruvica Net Revenues Were $2.869 Billion; Global Venclexta Net Revenues Were $2.792 Billion; Global Elahere Net Revenues Were $690 Million

•Full-Year Global Net Revenues from the Aesthetics Portfolio Were $4.860 Billion, a Decrease of 6.1 Percent on a Reported Basis, or 5.9 Percent on an Operational Basis; Global Botox Cosmetic Net Revenues Were $2.602 Billion; Global Juvederm Net Revenues Were $993 Million

•Reports Fourth-Quarter Diluted EPS of $1.02 on a GAAP Basis; Adjusted Diluted EPS of $2.71; These Results Include an Unfavorable Impact of $0.71 Per Share Related to Fourth-Quarter 2025 Acquired IPR&D and Milestones Expense

•Delivers Fourth-Quarter Net Revenues of $16.618 Billion, an Increase of 10.0 Percent on a Reported Basis and 9.5 Percent on an Operational Basis

•Provides 2026 Adjusted Diluted EPS Guidance Range of $14.37 to $14.57; Excludes Any Unfavorable Impact Related to Acquired IPR&D and Milestones Expense

NORTH CHICAGO, Ill., February 4, 2026 – AbbVie (NYSE:ABBV) announced financial results for the fourth quarter and full year ended December 31, 2025.

"2025 was another outstanding year for AbbVie. We delivered record net sales in just the second full year following the U.S. Humira loss of exclusivity, underscoring the strength of our diversified growth platform. We also advanced promising new treatments for patients while enhancing the breadth and depth of our pipeline with strategic investments," said Robert A. Michael, chairman and chief executive officer, AbbVie. "Based on our strong fundamentals, we expect another year of robust growth in 2026. This momentum combined with our investments in innovation position AbbVie for long-term success."

Note: "Operational" comparisons are presented at constant currency rates that reflect comparative local currency net revenues at the prior year's foreign exchange rates.

Fourth-Quarter Results
•Worldwide net revenues were $16.618 billion, an increase of 10.0 percent on a reported basis, or 9.5 percent on an operational basis.
•Global net revenues from the immunology portfolio were $8.626 billion, an increase of 18.3 percent on a reported basis, or 17.7 percent on an operational basis.
◦Global Skyrizi net revenues were $5.006 billion, an increase of 32.5 percent on a reported basis, or 31.9 percent on an operational basis.
◦Global Rinvoq net revenues were $2.374 billion, an increase of 29.5 percent on a reported basis, or 28.6 percent on an operational basis.
◦Global Humira net revenues were $1.246 billion, a decrease 25.9 percent on a reported basis, or 26.1 percent on an operational basis.
•Global net revenues from the neuroscience portfolio were $2.961 billion, an increase of 17.9 percent on a reported basis, or 17.3 percent on an operational basis.
◦Global Vraylar net revenues were $1.022 billion, an increase of 10.5 percent.
◦Global Botox Therapeutic net revenues were $990 million, an increase of 13.4 percent on a reported basis, or 13.0 percent on an operational basis.
◦Global Ubrelvy net revenues were $339 million, an increase of 12.0 percent.
◦Global Qulipta net revenues were $288 million, an increase of 42.6 percent on a reported basis, or 41.8 percent on an operational basis.
•Global net revenues from the oncology portfolio were $1.664 billion, a decrease of 1.5 percent on a reported basis, or 2.5 percent on an operational basis.
◦Global Imbruvica net revenues were $671 million, a decrease of 20.8 percent.
◦Global Venclexta net revenues were $710 million, an increase of 8.6 percent on a reported basis, or 6.4 percent on an operational basis.
◦Global Elahere net revenues were $182 million, an increase of 22.6 percent on a reported basis, or 21.3 percent on an operational basis.
•Global net revenues from the aesthetics portfolio were $1.286 billion, a decrease of 0.9 percent on a reported basis, or 1.2 percent on an operational basis.
◦Global Botox Cosmetic net revenues were $717 million, an increase of 4.2 percent on a reported basis, or 3.8 percent on an operational basis.
◦Global Juvederm net revenues were $249 million, a decrease of 10.7 percent on a reported basis, or 10.8 percent on an operational basis.
•On a GAAP basis, the gross margin ratio in the fourth quarter was 72.6 percent. The adjusted gross margin ratio was 83.6 percent.
•On a GAAP basis, selling, general and administrative (SG&A) expense was 23.4 percent of net revenues. The adjusted SG&A expense was 22.3 percent of net revenues.
•On a GAAP basis, research and development (R&D) expense was 15.5 percent of net revenues. The adjusted R&D expense was 15.4 percent of net revenues.
•Acquired IPR&D and milestones expense was 7.6 percent of net revenues.
•On a GAAP basis, the operating margin ratio in the fourth quarter was 27.3 percent. The adjusted operating margin ratio was 38.3 percent.
•Net interest expense was $655 million.
•On a GAAP basis, the tax rate in the quarter was 32.0 percent. The adjusted tax rate was 18.3 percent.
•Diluted EPS in the fourth quarter was $1.02 on a GAAP basis. Adjusted diluted EPS, excluding specified items, was $2.71. These results include an unfavorable impact of $0.71 per share related to acquired IPR&D and milestones expense.

Note: "Operational" comparisons are presented at constant currency rates that reflect comparative local currency net revenues at the prior year's foreign exchange rates.	2

Recent Events

•AbbVie announced a voluntary agreement with the Trump administration to further advance access and affordability for Americans while protecting and investing in U.S. pharmaceutical innovation. Under the agreement, AbbVie will provide low prices in Medicaid, and expand affordable, direct-to-patient offerings for treatments used by millions of Americans. The company will also commit $100 billion in U.S. R&D and capital investments, including manufacturing, over the next decade. This three-year agreement provides AbbVie with exemption from tariffs and future pricing mandates.

•AbbVie announced it submitted applications for a new indication to the U.S. Food and Drug Administration (FDA) and European Medicines Agency (EMA) for Rinvoq (upadacitinib) in the treatment of adult and adolescent patients living with non-segmental vitiligo. The submissions are supported by data from the Phase 3 Viti-Up clinical trials, in which Rinvoq achieved the co-primary endpoints of 50 percent improvement in total body re-pigmentation (T-VASI 50) and 75 percent improvement in facial re-pigmentation (F-VASI 75) from baseline at week 48. If approved, Rinvoq will be the first systemic treatment for patients with vitiligo, addressing important treatment needs for those living with the chronic, unpredictable autoimmune disease.

•AbbVie announced it submitted an application to the EMA for expanded use of Aquipta (atogepant) for the acute treatment of adults with migraine. The submission was supported by data from the pivotal Phase 3 ECLIPSE study, evaluating the safety, efficacy and tolerability of Aquipta versus placebo for the acute treatment of migraine in adults. The study met its primary and key secondary endpoints, with Aquipta demonstrating superiority in pain freedom and freedom from the most bothersome migraine symptom two hours after treatment of the first migraine attack. Study results were shared as a late-breaking presentation at the European Headache Congress.

•AbbVie announced the FDA approval of Epkinly (epcoritamab) in combination with rituximab and lenalidomide (R2) for the treatment of adult patients with relapsed or refractory (R/R) follicular lymphoma (FL). The approval is based on results from the Phase 3 EPCORE FL-1 study in which Epkinly with R2 demonstrated significantly superior progression-free survival (PFS) and overall response (OR) rates compared to standard of care R2, with approximately three out of four patients achieving a complete response (CR). This approval marks the third indication for Epkinly and first FDA approval for a bispecific combination therapy in lymphoma. Epkinly is being co-developed by AbbVie and Genmab.

•AbbVie announced topline results from the Phase 3 EPCORE DLBCL-1 trial evaluating Epkinly compared to investigator's choice of chemoimmunotherapy in adult patients with R/R diffuse large B-cell lymphoma (DLBCL). The study demonstrated an improvement in PFS and improvements were observed in CR rates, duration of response and time to next treatment among patients treated with Epkinly. The study did not demonstrate a statistically significant improvement in overall survival (OS). Based on the topline results from the trial, AbbVie along with partner Genmab will engage global regulatory authorities to discuss next steps.

•AbbVie and RemeGen announced an exclusive licensing agreement for the development, manufacturing and commercialization of RC148, a novel investigational Programmed Cell Death-1 (PD-1)/Vascular Endothelial Growth Factor (VEGF)-targeted bispecific antibody. RC148 is currently being developed by RemeGen as a monotherapy and in combination regimens across multiple advanced solid tumors including certain lung cancers. This transaction further strengthens AbbVie's diverse oncology portfolio and may offer new opportunities to explore combination regimens with AbbVie's antibody-drug conjugates (ADCs) such as investigational Temab-A (telisotuzumab adizutecan), across multiple solid tumors with high unmet need.

•AbbVie and West Pharmaceutical Services announced a definitive agreement for AbbVie to acquire a device manufacturing facility in Tempe, Arizona and associated intellectual property from West. The acquisition will support production of AbbVie's current and next-generation immunology and neuroscience medicines.

Full-Year 2026 Outlook
AbbVie is issuing its adjusted diluted EPS guidance for the full-year 2026 of $14.37 to $14.57. The company's 2026 adjusted diluted EPS guidance excludes any impact from acquired IPR&D and milestones that may be incurred during 2026, as both cannot be reliably forecasted.
About AbbVie

AbbVie's mission is to discover and deliver innovative medicines and solutions that solve serious health issues today and address the medical challenges of tomorrow. We strive to have a remarkable impact on people's lives across several key therapeutic areas including immunology, neuroscience and oncology – and products and services in our Allergan Aesthetics portfolio. For more information about AbbVie, please visit us at www.abbvie.com. Follow @abbvie on LinkedIn, Facebook, Instagram, X and YouTube.
Conference Call
AbbVie will host an investor conference call today at 8:00 a.m. Central Time to discuss our fourth-quarter performance. The call will be webcast through AbbVie’s Investor Relations website at investors.abbvie.com. An archived edition of the call will be available after 11:00 a.m. Central Time.
Non-GAAP Financial Results
Financial results for 2025 and 2024 are presented on both a reported and a non-GAAP basis. Reported results were prepared in accordance with generally accepted accounting principles in the United States (GAAP) and include all revenue and expenses recognized during the period. Non-GAAP results adjust for certain non-cash items and for factors that are unusual or unpredictable, and exclude those costs, expenses, and other specified items presented in the reconciliation tables later in this release. AbbVie’s management believes non-GAAP financial measures provide useful information to investors regarding AbbVie’s results of operations and assist management, analysts, and investors in evaluating the performance of the business. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP.

Forward-Looking Statements
Some statements in this news release are, or may be considered, forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “project” and similar expressions and uses of future or conditional verbs, generally identify forward-looking statements. AbbVie cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. Such risks and uncertainties include, but are not limited to, challenges to intellectual property, competition from other products, difficulties inherent in the research and development process, adverse litigation or government action, changes to laws and regulations applicable to our industry, the impact of global macroeconomic factors, such as economic downturns or uncertainty, international conflict, trade disputes and tariffs, and other uncertainties and risks associated with global business operations. Additional information about the economic, competitive, governmental, technological and other factors that may affect AbbVie’s operations is set forth in Item 1A, “Risk Factors,” of AbbVie’s 2024 Annual Report on Form 10-K, which has been filed with the Securities and Exchange Commission, as updated by its Quarterly Reports on Form 10-Q and in other documents that AbbVie subsequently files with the Securities and Exchange Commission that update, supplement or supersede such information. AbbVie undertakes no obligation, and specifically declines, to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

Media:	Investors:
Gabby Tarbert	Liz Shea
(224) 244-0111	(847) 935-2211

Todd Bosse
(847) 936-1182

Jeffrey Byrne
(847) 938-2923

AbbVie Inc.
Key Product Revenues
Quarter Ended December 31, 2025
(Unaudited)

				% Change vs. 4Q24
	Net Revenues (in millions)			Reported			Operational[a]
	U.S.	Int’l.	Total	U.S.	Int’l.	Total	Int’l.	Total
NET REVENUES	$12,794	$3,824	$16,618	9.0%	13.5%	10.0%	11.0%	9.5%

Immunology	6,961	1,665	8,626	17.9	19.7	18.3	16.8	17.7
Skyrizi	4,355	651	5,006	31.5	39.8	32.5	35.1	31.9
Rinvoq	1,709	665	2,374	26.9	36.4	29.5	33.2	28.6
Humira	897	349	1,246	(27.9)	(20.3)	(25.9)	(21.0)	(26.1)

Neuroscience	2,572	389	2,961	16.3	30.3	17.9	25.6	17.3
Vraylar	1,020	2	1,022	10.5	21.7	10.5	24.5	10.5
Botox Therapeutic	828	162	990	13.5	13.1	13.4	10.7	13.0
Ubrelvy	332	7	339	12.3	(3.7)	12.0	(3.0)	12.0
Qulipta	245	43	288	30.9	>100.0	42.6	>100.0	41.8
Vyalev	86	97	183	>100.0	>100.0	>100.0	>100.0	>100.0
Duodopa	17	75	92	(31.6)	(10.4)	(15.1)	(14.9)	(18.6)
Other Neuroscience	44	3	47	(13.9)	(20.1)	(14.4)	(19.0)	(14.3)

Oncology	997	667	1,664	(9.6)	13.6	(1.5)	10.8	(2.5)
Imbruvica[b]	469	202	671	(25.0)	(9.0)	(20.8)	(9.0)	(20.8)
Venclexta	332	378	710	6.2	10.8	8.6	6.6	6.4
Elahere	154	28	182	5.0	>100.0	22.6	>100.0	21.3
Epkinly[c]	22	59	81	23.8	>100.0	>100.0	>100.0	>100.0
Other Oncology	20	—	20	n/m	n/m	n/m	n/m	n/m

Aesthetics	811	475	1,286	(3.3)	3.3	(0.9)	2.5	(1.2)
Botox Cosmetic	420	297	717	(2.1)	14.7	4.2	13.5	3.8
Juvederm Collection	107	142	249	(11.0)	(10.5)	(10.7)	(10.7)	(10.8)
Other Aesthetics	284	36	320	(1.8)	(14.5)	(3.4)	(15.0)	(3.5)

Eye Care	286	294	580	(19.7)	1.6	(10.1)	(0.4)	(11.0)
Ozurdex	32	96	128	(10.4)	14.1	6.9	10.4	4.3
Lumigan/Ganfort	47	57	104	(19.0)	(6.6)	(12.6)	(9.1)	(13.9)
Alphagan/Combigan	18	36	54	(54.8)	(4.5)	(30.5)	(5.4)	(30.9)
Other Eye Care	189	105	294	(14.9)	(1.5)	(10.5)	(2.3)	(10.8)

Other Key Products	711	173	884	(5.1)	5.3	(3.2)	1.3	(3.9)
Mavyret	163	161	324	17.9	4.9	11.0	0.8	8.9
Creon	385	—	385	(0.8)	n/m	(0.8)	n/m	(0.8)
Linzess/Constella	163	12	175	(26.8)	12.1	(25.1)	9.0	(25.2)
a    "Operational" comparisons are presented at constant currency rates that reflect comparative local currency net revenues at the prior year's foreign exchange rates.
b    Reflects profit sharing for Imbruvica international revenues.
c     Epkinly U.S. revenues reflect profit sharing. International revenues reflect product revenues as well as profit sharing from certain international territories.
n/m = not meaningful

AbbVie Inc.
Key Product Revenues
Twelve Months Ended December 31, 2025
(Unaudited)

				% Change vs. 12M24
	Net Revenues (in millions)			Reported			Operational[a]
	U.S.	Int’l.	Total	U.S.	Int’l.	Total	Int’l.	Total
NET REVENUES	$46,603	$14,557	$61,160	8.3%	9.4%	8.6%	9.2%	8.5%

Immunology	24,204	6,202	30,406	12.7	19.4	14.0	18.8	13.9
Skyrizi	15,202	2,360	17,562	50.7	44.6	49.9	43.0	49.7
Rinvoq	5,940	2,364	8,304	39.5	38.0	39.1	37.1	38.8
Humira	3,062	1,478	4,540	(57.1)	(20.2)	(49.5)	(19.5)	(49.4)

Neuroscience	9,340	1,427	10,767	18.1	30.7	19.6	29.3	19.4
Vraylar	3,612	9	3,621	10.8	33.3	10.8	36.8	10.8
Botox Therapeutic	3,151	618	3,769	16.0	9.3	14.8	9.9	14.9
Ubrelvy	1,239	32	1,271	26.3	28.6	26.4	30.7	26.5
Qulipta	906	130	1,036	44.1	>100.0	57.3	>100.0	56.8
Vyalev	167	315	482	>100.0	>100.0	>100.0	>100.0	>100.0
Duodopa	73	308	381	(23.7)	(12.3)	(14.8)	(14.1)	(16.2)
Other Neuroscience	192	15	207	(13.9)	(0.4)	(13.0)	2.8	(12.8)

Oncology	4,080	2,575	6,655	(3.3)	10.3	1.5	9.9	1.4
Imbruvica[b]	2,048	821	2,869	(16.4)	(8.6)	(14.3)	(8.6)	(14.3)
Venclexta	1,306	1,486	2,792	5.9	10.2	8.1	9.8	7.9
Elahere	607	83	690	27.2	>100.0	44.0	>100.0	43.4
Epkinly[c]	86	185	271	42.3	>100.0	85.5	>100.0	85.0
Other Oncology	33	—	33	n/m	n/m	n/m	n/m	n/m

Aesthetics	2,990	1,870	4,860	(8.5)	(2.0)	(6.1)	(1.5)	(5.9)
Botox Cosmetic	1,504	1,098	2,602	(10.5)	5.7	(4.3)	6.2	(4.1)
Juvederm Collection	385	608	993	(18.0)	(14.1)	(15.6)	(13.6)	(15.3)
Other Aesthetics	1,101	164	1,265	(1.5)	1.8	(1.1)	2.7	(1.0)

Eye Care	954	1,155	2,109	(10.2)	(2.0)	(5.9)	(1.2)	(5.5)
Ozurdex	124	369	493	(10.1)	3.7	(0.2)	3.0	(0.7)
Lumigan/Ganfort	189	221	410	1.2	(8.7)	(4.4)	(8.3)	(4.2)
Alphagan/Combigan	53	144	197	(43.3)	(6.3)	(20.4)	(4.6)	(19.4)
Other Eye Care	588	421	1,009	(8.7)	(1.4)	(5.8)	0.5	(5.0)

Other Key Products	3,011	725	3,736	4.0	(3.8)	2.4	(4.8)	2.2
Mavyret	635	682	1,317	6.7	(4.7)	0.4	(5.7)	(0.2)
Creon	1,512	—	1,512	9.3	n/m	9.3	n/m	9.3
Linzess/Constella	864	43	907	(5.7)	13.6	(4.9)	13.3	(4.9)
a    "Operational" comparisons are presented at constant currency rates that reflect comparative local currency net revenues at the prior year's foreign exchange rates.
b    Reflects profit sharing for Imbruvica international revenues.
c    Epkinly U.S. revenues reflect profit sharing. International revenues reflect product revenues as well as profit sharing from certain international territories.
n/m = not meaningful

AbbVie Inc.
Consolidated Statements of Earnings
(Unaudited)

(in millions, except per share data)	Fourth Quarter Ended December 31		Twelve Months Ended December 31
	2025	2024	2025	2024
Net revenues	$16,618	$15,102	$61,160	$56,334
Cost of products sold	4,552	4,396	18,204	16,904
Selling, general and administrative	3,895	3,855	14,010	14,752
Research and development	2,579	6,774	9,096	12,791
Acquired IPR&D and milestones	1,265	1,574	5,016	2,757
Other operating income	(217)	(7)	(241)	(7)
Total operating costs and expenses	12,074	16,592	46,085	47,197

Operating earnings (loss)	4,544	(1,490)	15,075	9,137

Interest expense, net	655	610	2,627	2,160
Net foreign exchange loss	11	19	58	21
Other expense, net	1,210	150	5,793	3,240
Earnings (loss) before income tax expense	2,668	(2,269)	6,597	3,716
Income tax expense (benefit)	853	(2,246)	2,364	(570)
Net earnings (loss)	1,815	(23)	4,233	4,286
Net earnings (loss) attributable to noncontrolling interest	(1)	(1)	7	8
Net earnings (loss) attributable to AbbVie Inc.	$1,816	$(22)	$4,226	$4,278

Diluted earnings (loss) per share attributable to AbbVie Inc.	$1.02	$(0.02)	$2.36	$2.39

Adjusted diluted earnings per share[a]	$2.71	$2.16	$10.00	$10.12

Weighted-average diluted shares outstanding	1,774	1,769	1,773	1,773

Adjusted weighted-average diluted shares outstanding[a]	1,774	1,773	1,773	1,773

a    Refer to the Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for further details. Weighted-average diluted shares outstanding includes the effect of dilutive securities. Due to the GAAP net loss in the fourth quarter ended December 31, 2024, certain shares issuable under stock-based compensation plans that were dilutive on a non-GAAP basis were excluded from the computation of GAAP diluted EPS because the effects would have been antidilutive.

AbbVie Inc.
Reconciliation of GAAP Reported to Non-GAAP Adjusted Information
(Unaudited)

1.    Specified items impacted results as follows:

	Quarter Ended December 31, 2025
(in millions, except per share data)	Earnings		Diluted
	Pre-tax	After-tax[a]	EPS
As reported (GAAP)	$2,668	$1,816	$1.02
Adjusted for specified items:
Intangible asset amortization	1,784	1,500	0.85
Change in fair value of contingent consideration	1,406	1,368	0.77
Other	51	146	0.07
As adjusted (non-GAAP)	$5,909	$4,830	$2.71
 a Represents net earnings attributable to AbbVie Inc. Specified items reflect the impact of applicable statutory tax rates.
Reported GAAP earnings and adjusted non-GAAP earnings for the three months ended December 31, 2025 included acquired IPR&D and milestones expense of $1.3 billion on a pre-tax and after-tax basis, representing an unfavorable impact of $0.71 to both diluted EPS and adjusted diluted EPS.
2.    The impact of the specified items by line item was as follows:

	Quarter Ended December 31, 2025
(in millions)	Cost of products sold	SG&A	R&D	Other operating income	Other expense, net
As reported (GAAP)	$4,552	$3,895	$2,579	$(217)	$1,210
Adjusted for specified items:
Intangible asset amortization	(1,784)	—	—	—	—
Change in fair value of contingent consideration	—	—	—	—	(1,406)
Other	(42)	(190)	(16)	217	(20)
As adjusted (non-GAAP)	$2,726	$3,705	$2,563	$—	$(216)
3.    The adjusted tax rate for the fourth quarter of 2025 was 18.3 percent, as detailed below:

	Quarter Ended December 31, 2025
(dollars in millions)	Pre-tax earnings	Income taxes	Tax rate
As reported (GAAP)	$2,668	$853	32.0%
Specified items	3,241	227	7.0%
As adjusted (non-GAAP)	$5,909	$1,080	18.3%

AbbVie Inc.
Reconciliation of GAAP Reported to Non-GAAP Adjusted Information
(Unaudited)

1.    Specified items impacted results as follows:

	Quarter Ended December 31, 2024
(in millions, except per share data)	Earnings (Loss)		Diluted
	Pre-tax	After-tax[a]	EPS
As reported (GAAP)	$(2,269)	$(22)	$(0.02)
Adjusted for specified items:
Intangible asset amortization	1,896	1,607	0.90
Intangible asset impairment	4,476	3,512	1.98
Change in fair value of contingent consideration	279	271	0.15
Litigation matters	173	136	0.08
Income tax items	—	(1,869)	(1.05)
Other	258	209	0.12
As adjusted (non-GAAP)	$4,813	$3,844	$2.16
 a Represents net earnings (loss) attributable to AbbVie Inc. Specified items reflect the impact of applicable statutory tax rates.
Intangible asset impairment reflects a partial after-tax impairment charge of $3.5 billion related to the emraclidine intangible asset acquired as part of the Cerevel Therapeutics acquisition. Income tax items primarily reflect an income tax benefit related to the settlement of income tax examinations, partially offset by changes in income tax reserves.
Reported GAAP earnings and adjusted non-GAAP earnings for the three months ended December 31, 2024 included acquired IPR&D and milestones expense of $1.6 billion on a pre-tax and after-tax basis, representing an unfavorable impact of $0.88 to both diluted EPS and adjusted diluted EPS.
2.    The impact of the specified items by line item was as follows:

	Quarter Ended December 31, 2024
(in millions)	Cost of products sold	SG&A	R&D	Other operating income	Other expense, net
As reported (GAAP)	$4,396	$3,855	$6,774	$(7)	$150
Adjusted for specified items:
Intangible asset amortization	(1,896)	—	—	—	—
Intangible asset impairment	—	—	(4,476)	—	—
Change in fair value of contingent consideration	—	—	—	—	(279)
Litigation matters	—	(173)	—	—	—
Other	(47)	(121)	(25)	7	(72)
As adjusted (non-GAAP)	$2,453	$3,561	$2,273	$—	$(201)
3.    The adjusted tax rate for the fourth quarter of 2024 was 20.2 percent, as detailed below:

	Quarter Ended December 31, 2024
(dollars in millions)	Pre-tax earnings (loss)	Income taxes	Tax rate
As reported (GAAP)	$(2,269)	$(2,246)	99.0%
Specified items	7,082	3,216	45.4%
As adjusted (non-GAAP)	$4,813	$970	20.2%

AbbVie Inc.
Reconciliation of GAAP Reported to Non-GAAP Adjusted Information
(Unaudited)

1.    Specified items impacted results as follows:

	Twelve Months Ended December 31, 2025
(in millions, except per share data)	Earnings		Diluted
	Pre-tax	After-tax[a]	EPS
As reported (GAAP)	$6,597	$4,226	$2.36
Adjusted for specified items:
Intangible asset amortization	7,377	6,221	3.50
Intangible asset impairment	847	701	0.39
Acquisition and integration costs	276	262	0.15
Change in fair value of contingent consideration	6,495	6,309	3.56
Other	100	65	0.04
As adjusted (non-GAAP)	$21,692	$17,784	$10.00
 a Represents net earnings attributable to AbbVie Inc. Specified items reflect the impact of applicable statutory tax rates.
Intangible asset impairment reflects impairment charges of $847 million related to the Resonic and Durysta intangible assets. Acquisition and integration costs primarily reflect costs related to the Capstan Therapeutics acquisition.
Reported GAAP earnings and adjusted non-GAAP earnings for the twelve months ended December 31, 2025 included acquired IPR&D and milestones expense of $5.0 billion on a pre-tax and $4.9 billion on an after-tax basis, representing an unfavorable impact of $2.76 to both diluted EPS and adjusted diluted EPS.
2.    The impact of the specified items by line item was as follows:

	Twelve Months Ended December 31, 2025
(in millions)	Cost of products sold	SG&A	R&D	Other operating income	Other expense, net
As reported (GAAP)	$18,204	$14,010	$9,096	$(241)	$5,793
Adjusted for specified items:
Intangible asset amortization	(7,377)	—	—	—	—
Intangible asset impairment	(847)	—	—	—	—
Acquisition and integration costs	(15)	(172)	(89)	—	—
Change in fair value of contingent consideration	—	—	—	—	(6,495)
Other	(163)	(202)	(22)	241	46
As adjusted (non-GAAP)	$9,802	$13,636	$8,985	$—	$(656)
3.    The adjusted tax rate for the full-year 2025 was 18.0 percent, as detailed below:

	Twelve Months Ended December 31, 2025
(dollars in millions)	Pre-tax earnings	Income taxes	Tax rate
As reported (GAAP)	$6,597	$2,364	35.8%
Specified items	15,095	1,537	10.2%
As adjusted (non-GAAP)	$21,692	$3,901	18.0%

AbbVie Inc.
Reconciliation of GAAP Reported to Non-GAAP Adjusted Information
(Unaudited)

1.    Specified items impacted results as follows:

	Twelve Months Ended December 31, 2024
(in millions, except per share data)	Earnings		Diluted
	Pre-tax	After-tax[a]	EPS
As reported (GAAP)	$3,716	$4,278	$2.39
Adjusted for specified items:
Intangible asset amortization	7,622	6,461	3.63
Intangible asset impairment	4,476	3,512	1.98
Acquisition and integration costs	1,061	978	0.55
Change in fair value of contingent consideration	3,771	3,673	2.07
Litigation matters	910	721	0.41
Income tax items	—	(1,819)	(1.02)
Other	256	197	0.11
As adjusted (non-GAAP)	$21,812	$18,001	$10.12
 a Represents net earnings attributable to AbbVie Inc. Specified items reflect the impact of applicable statutory tax rates.
Intangible asset impairment reflects a partial after-tax impairment charge of $3.5 billion related to the emraclidine intangible asset acquired as part of the Cerevel Therapeutics acquisition. Acquisition and integration costs primarily reflect costs related to the ImmunoGen and Cerevel Therapeutics acquisitions. Income tax items primarily reflect an income tax benefit related to the settlement of income tax examinations, partially offset by changes in income tax reserves. Litigation matters primarily include charges related to actual and potential settlements of litigation.
Reported GAAP earnings and adjusted non-GAAP earnings for the twelve months ended December 31, 2024 included acquired IPR&D and milestones expense of $2.8 billion on a pre-tax and $2.7 billion on an after-tax basis, representing an unfavorable impact of $1.52 to both diluted EPS and adjusted diluted EPS.
2.    The impact of the specified items by line item was as follows:

	Twelve Months Ended December 31, 2024
(in millions)	Cost of products sold	SG&A	R&D	Other operating income	Interest expense, net	Other expense, net
As reported (GAAP)	$16,904	$14,752	$12,791	$(7)	$2,160	$3,240
Adjusted for specified items:
Intangible asset amortization	(7,622)	—	—	—	—	—
Intangible asset impairment	—	—	(4,476)	—	—	—
Acquisition and integration costs	(225)	(554)	(258)	—	(24)	—
Change in fair value of contingent consideration	—	—	—	—	—	(3,771)
Litigation matters	—	(910)	—	—	—	—
Other	(110)	(54)	(1)	7	—	(98)
As adjusted (non-GAAP)	$8,947	$13,234	$8,056	$—	$2,136	$(629)
3.    The adjusted tax rate for the full-year 2024 was 17.4 percent, as detailed below:

	Twelve Months Ended December 31, 2024
(dollars in millions)	Pre-tax earnings	Income taxes	Tax rate
As reported (GAAP)	$3,716	$(570)	(15.3)%
Specified items	18,096	4,373	24.2%
As adjusted (non-GAAP)	$21,812	$3,803	17.4%